UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.02     Results of Operations and Financial Condition

On October 19, 2005, Action Products International, Inc. (the Company) issued a press release announcing that subject to a review by its auditors and audit committee, management currently expects the Company to deliver it shareholders profit improvements for the third quarter and the nine months ended Sept. 30, 2005, as compared to the same periods in 2004. The Company’s final numbers are expected to be available November 1st. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release, dated October 19, 2005, issued by Action Products International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ JOHN R. OLIVER
John R. Oliver
Chief Financial Officer

Date: October 20, 2005